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                        STOCK PURCHASE AND SALE AGREEMENT
                                     BETWEEN
                           NORD RESOURCES CORPORATION
                                       AND
                             MIL (INVESTMENTS) S.A.

                                October 16, 1996

THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("1933 ACT") AND MAY NOT BE OFFERED, SOLD OR DELIVERED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON (AS DEFINED HEREIN) PRIOR TO THE FORTY-FIRST DAY AFTER THE CLOSING REFERRED TO HEREIN OR SUCH LATER DATE AS THEN MAY BE REQUIRED UNDER REGULATION S (AS DEFINED HEREIN) UNDER THE 1933 ACT.

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                        STOCK PURCHASE AND SALE AGREEMENT

     STOCK PURCHASE AND SALE AGREEMENT ("Agreement") made this 16th day of October, 1996, by and between NORD RESOURCES CORPORATION, a Delaware corporation ("NRC" or the "Company"), having its principal place of business at 8150 Washington Village Drive, Dayton, Ohio 45458 and MIL (INVESTMENTS) S.A., a Luxembourg corporation (the "Investor"), having its principal place of business at Boulevard Royal 25B, L-2449, Luxembourg, Luxembourg.

     WHEREAS, NRC is a public company with its shares of common stock, $.01 par value ("NRC Shares"), listed on the New York Stock Exchange ("NYSE") and NRC desires to sell to Investor and Investor desires to purchase from NRC, 2,000,000 NRC Shares ("Purchase Shares") in reliance upon the transaction "safe harbor" afforded by Regulation S ("Regulation S"), as promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "1933 Act"), subject to the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the premises and the mutual covenants and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, NRC and Investor hereby agree as follows:

     1. Sale of Purchase Shares. NRC hereby agrees to sell the Purchase Shares to Investor and Investor hereby agrees to purchase the Purchase Shares from NRC upon the terms and conditions set forth herein. The purchase price ("Purchase Price") for the Purchase Shares is $10,000,000 payable in full on the Closing Date (as hereinafter defined) by wire transfer of federal funds to the account of NRC as directed by NRC. All "$" references herein are to United States dollars.

     2. 1933 Act - Regulation S.

          (a) The Purchase Shares are being offered and sold in an offshore transaction pursuant to Regulation S.

          (b) The Purchase Shares have not been and will not be registered under the 1933 Act, except as provided for in Section 3 below. The Investor acknowledges and agrees that from the date hereof until the forty-first (41st) day after the Closing (as hereinafter defined) or such later date as then required under Regulation S (the "Restricted Period"), the Purchase Shares may not be offered, sold or delivered within the United States or to, or for the account or benefit of, any U.S. Person (as defined in Rule 902(o) promulgated by the SEC under the 1933 Act), unless the Purchase Shares are registered under the 1933 Act, or an exemption from the registration requirements of the 1933 Act is available.

          (c) Certificates representing the Purchase Shares during the Restricted Period will contain a restrictive legend, the form of which is annexed hereto as Exhibit A (subject to modification, upon prior consultation with Investor's counsel, in the event of a change in Regulation

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S prior to the Closing Date), prohibiting the offer, sale or delivery of the
Purchase Shares within the United States or to, or for the account or benefit of, any U.S. Person during the Restricted Period. NRC represents and warrants that no instructions restricting the free transferability of the Purchase Shares have been, or will be, lodged with the transfer agent for the NRC Shares, other than a "stop transfer" instruction to remain in force only until the end of the Restricted Period for resales into the United States or to, or for the account or benefit of, any U.S. Person, and that such Purchase Shares shall otherwise be freely transferable on the books and records of the Company and such transfer agent. Upon surrender of the initial certificates representing the Purchase Shares to NRC after expiration of the Restricted Period, NRC shall promptly instruct its transfer agent to issue one or more replacement certificates representing the Purchase Shares without any restrictive legends thereon or "stop transfer" instructions applicable thereto, in the name of the Investor and in such denominations as the Investor shall specify. Nothing herein, however, shall affect in any way the Investor's obligations and agreements to comply with all securities laws upon resale of the Purchase Shares.

     3. Registration Rights. The Company, effective on Closing, hereby grants to the Investor the registration rights and "piggy-back registration rights" regarding the Purchase Shares as set forth on Exhibit B annexed hereto, all of which are incorporated herein by this reference ("Registration Rights Provisions") and modifies the provisions of the April 15 Agreements (as hereinafter defined) in accordance with Section 1(b) of the Registration Rights Provisions.

     4. New York Stock Exchange Listing. NRC covenants and agrees to make application to list the Purchase Shares with the NYSE immediately after the Closing.

     5. Representations and Warranties of NRC. NRC hereby represents and warrants to Investor as of the date hereof and as of the date of the Closing ("Closing Date") as follows:

          (a) NRC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as now being conducted and to own or lease the assets and properties it now owns or holds under lease.

          (b) Subject to Stockholder Approval (as hereinafter defined), NRC has full corporate power and authority to execute and deliver this Agreement and to issue the Purchase Shares and to consummate the transactions contemplated on its part hereby.

          (c) Prior to the date hereof, the Board of Directors of NRC has duly approved this Agreement and has duly authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by NRC and constitutes the legal, valid and binding obligation of NRC enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws of general applicability

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              relating to or affecting creditors' rights and to general equity principles (collectively, the "Enforceability Exceptions"). Upon Closing, the Purchase Shares will have been duly authorized by NRC and validly issued, fully paid and nonassessable.

          (d) The authorized capital stock of NRC consists of 40,000,000 NRC Shares as of the date of this Agreement, 19,838,408 NRC Shares being issued and outstanding as of the date hereof and 1,915,113 NRC Shares being reserved for issuance as of the date hereof upon the exercise of currently outstanding options, warrants and other securities convertible into NRC Shares, all of which are described in the Company's Form 10-K for the year ended December 31, 1995 ("Form 10-K") and the Company's Form 10-Q for the quarter ended June 30, 1996 ("Form 10-Q"). All of the issued and outstanding NRC Shares have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in the Form 10-K and Form 10-Q, as of the date of this Agreement, there are no preemptive rights, options, warrants, calls, commitments or agreements of any nature to which the Company or any subsidiary or affiliate is a party or by which any of them is bound calling for the issuance or sale of shares of any class of capital stock of NRC or securities convertible into or exchangeable for shares of such capital stock. As of the date of this Agreement, neither the Company nor any of its subsidiaries or affiliates is a party to or otherwise bound by any agreement, instrument or commitment for the issuance, purchase or repurchase of any shares of capital stock of the Company, or entitled to the benefit of any option, right of first refusal or other elective privilege to purchase any shares of capital stock of the Company. Except as set forth in those documents entitled "Stock Purchase and Sale Agreement" dated April 15, 1996 between the Company and Investor and "Agreement dated April 15, 1996 between the Company and Investor" (collectively, "April 15 Agreements"), as of the date of this Agreement, neither NRC nor any of its subsidiaries or affiliates has granted to any person (i) the right to cause NRC to register any NRC Shares beneficially owned by such person under the 1933 Act or (ii) the right to include any NRC Shares beneficially owned by such person in any registration statement filed by NRC under the 1933 Act.

          (e) Neither the execution and delivery of this Agreement by NRC, nor the consummation of the transactions herein contemplated in accordance with the terms hereof, will, with or without notice and/or the passage of time, or both, (i) violate or result in a breach of or constitute a default under NRC's certificate of incorporation or by-laws, (ii) violate any statute, ordinance, rule, regulation, order or decree of any court or of any public or governmental body, agency or authority applicable to the Company or any subsidiary or affiliate of the Company or by which any of their respective properties or assets may be bound, the violation of which could result in or

                                       -3-

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              reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of NRC and its subsidiaries, taken as a whole ("Material Adverse Effect"),
              (iii) except as set forth in Section 9(c) below, require any filing, declaration or registration with, or permit, consent or approval of, or the giving of any notice to, any public or governmental body, agency or authority, the failure of which could result in a Material Adverse Effect, or (iv) result in a violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage or other evidence of indebtedness, indenture, license, permit, concession, agreement or other instrument or obligation to which the Company or any subsidiary or affiliate is a party, or by which any of them or any of their respective properties or assets may be bound, which could result in a Material Adverse Effect.

          (f) Subject to Stockholder Approval and compliance with Sections 9 and 10 below, NRC has the absolute right, power, and authority to sell the Purchase Shares so as to vest in Investor complete and absolute title to the Purchase Shares free and clear of any lien, encumbrance, charge or claim and to execute, deliver and carry out the terms and provisions of this Agreement without the approval or consent of any third party. The Company, at Closing, will deliver to the Investor good and valid title to the Purchase Shares, free and clear of all liens, security interests, options, charges, beneficial interests, claims and encumbrances of any kind, except for restrictions on transfer imposed by this Agreement and under applicable securities laws.

          (g) There are no suits, actions, claims, proceedings or investigations pending or, to the best knowledge of the Company, threatened against, relating to or involving the Company or any subsidiary or affiliate of the Company or any properties or rights of the Company or any subsidiary or affiliate, before any court, arbitrator or administrative or governmental body, domestic or foreign, which if adversely determined would have a Material Adverse Effect. There are no such suits, actions, claims, proceedings or investigations pending or, to the best knowledge of the Company, threatened challenging the validity or propriety of the transactions contemplated by this Agreement.

          (h) The Company is not an investment company, or a company controlled by an investment company, within the meaning of the Investment Company Act of 1940, as amended.

          (i) The Company is a "reporting company" as defined in Rule 902 of Regulation S. The Company is in full compliance with all filing obligations under Section 13 of the Securities Exchange Act of 1934 as amended ("1934 Act").

                                       -4-

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              The Company has not offered the Purchase Shares to any person in the United States, any identifiable groups of U.S. citizens abroad, or to any U.S. Person. In connection with the transactions contemplated by this Agreement, the Company has not conducted any "directed selling efforts", as that term is defined in Rule 902 of Regulation S, nor has the Company conducted any general solicitation relating to the offer and sale of the Purchase Shares to persons resident within the United States or elsewhere.

          (j) The transactions contemplated hereby do not effect a "change of control" under any material agreement to which NRC or any of its subsidiaries or affiliates is a party.

     6. Representations and Warranties of Investor. The Investor hereby represents and warrants to NRC as of the date hereof and as of the Closing Date as follows:

          (a) The Investor is a corporation duly organized, validly existing and in good standing under the laws of Luxembourg and has full corporate power and authority to conduct its business as now being conducted and to own or lease the assets and properties it now owns or holds under lease.

          (b) The Investor has full corporate power and authority to execute and deliver this Agreement and to acquire the Purchase Shares and to consummate the transactions contemplated on its part hereby.

          (c) The Board of Directors (or equivalent) of the Investor has duly approved this Agreement and has duly authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Investor and constitutes the legal, valid and binding obligations of the Investor enforceable in accordance with its terms, subject to the Enforceability Exceptions.

          (d) Neither the execution and delivery of this Agreement by Investor, nor the consummation of the transactions herein contemplated, will, with or without notice and/or the passage of time, or both,
              (i) violate or result in a breach of or constitute a default under its organizational documents, (ii) violate any statute, ordinance, rule, regulation, order or decree of any court or of any public or governmental body, agency or authority applicable to the Investor or by which its properties or assets may be bound, the violation of which could result in or reasonably be expected to have a material adverse effect on the business, financial condition or results of operation of Investor and its subsidiaries, taken as a whole ("MIL Material Adverse Effect"), (iii) except as set forth in Section 10(c) below, require any filing, declaration or registration with, or permit, consent or approval of, or the giving of any

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
              notice to, any public or governmental body, agency or authority, the failure of which could result in a MIL Material Adverse Effect, or (iv) result in violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage or other evidence of indebtedness, indenture, license, permit, concession, agreement or other instrument or obligation to which the Investor is a party, or by which it or its properties or assets may be bound, which could result in a MIL Material Adverse Effect.

          (e) The Investor is neither a U.S. Person nor a Distributor (as defined in Regulation 902(c) promulgated by the SEC under the 1933
              Act).

          (f) The Investor was outside of the United States at the time the offer to sell the Purchase Shares was made to the Investor and the Investor was outside the United States at the time the Investor executed this Agreement and agreed to purchase the Purchase Shares and covenants and agrees that it will be outside of the United States at the time it pays the Purchase Price. The offer to sell the Purchase Shares was directly communicated to the Investor. At no time was the Investor presented with or solicited by any leaflets, newspaper or magazine article, radio or television advertisement or any other form of general advertising or solicited or invited to attend a promotional meeting.

          (g) The Investor has been advised that the sale of the Purchase Shares to the Investor has not been registered under the 1933 Act or registered or qualified under state securities laws, and that, until the expiration of the Restricted Period, the Purchase Shares may not be offered, sold or delivered in the United States or to, or for the account or benefit of, any U.S. Person unless the Purchase Shares are registered under the 1933 Act or an exemption from the registration requirements of the 1933 Act is available. The Investor acknowledges that no representation, warranty or guaranty, express or implied, has been given to the Investor by NRC or any officer, director, agent, or employee of, legal counsel to, or any other person connected with, NRC regarding the availability at any time of an exemption from registration under the 1933 Act for any offer, sale or other transfer or disposition of the Purchase Shares by the Investor; and the Investor further understands and agrees that the availability of any such exemption from registration must be determined solely by the Investor and the Investor's own legal counsel based on the particular facts and circumstances existing at the time of the proposed transaction.

          (h) The Investor has not offered or sold, and agrees that it will not offer or sell, any Purchase Shares directly or indirectly in the United States or to, or for the benefit, or account of, any U.S. Person prior to the expiration of the Restricted Period, unless the offer and sale of such Purchase Shares is

                                       -6-

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              registered under the 1933 Act and any applicable state securities laws, or exemptions from the registration requirements thereof are available; and that, thereafter, such Purchase Shares may be offered or sold in the United States or to, or for the account or benefit of, any U.S. Person only in compliance with the registration requirements of the 1933 Act and any applicable State Act, or pursuant to available exemptions from such registration requirements, or in compliance with the provisions of Regulation
              S. The Investor further represents and warrants that it will not, through any short sale, long sale or other hedging transaction, engage in any transaction with the Purchase Shares prior to the expiration of the Restricted Period which would reduce the Investor's risk of ownership or investment in the Purchase Shares.

     7. Stockholder Approval.

          (a) The parties acknowledge that, pursuant to Rule 312.03 of NYSE, approval ("Stockholder Approval") of the NRC stockholders ("Stockholders") is required for the sale of the Purchase Shares by NRC to the Investor and agree that the obtaining of such approval is a precondition to Closing hereunder. NRC agrees to use its best efforts to take all actions necessary to hold a special meeting of Stockholders ("Special Meeting") on or about November 20, 1996, or the earliest possible date thereafter which provides sufficient time between proxy mailing and the meeting date ("Meeting Date"), and to use its best efforts to obtain Stockholder Approval at such meeting or any adjournment thereof. Such actions shall include, without limitation, soliciting proxies for approval of the sale hereunder and, in connection therewith, recommending that Stockholders vote in favor of the proposal seeking such approval. The Board of Directors of NRC has heretofore unanimously approved the transactions contemplated under this Agreement, and has unanimously resolved to recommend approval of the sale by NRC's Stockholders (in each case, with Investor's designees on the Board not participating in such action). NRC agrees to set the record date for the Special Meeting for October 25, 1996. The parties acknowledge and understand that NRC must submit a preliminary proxy statement to the SEC for review, which NRC intends to do within five (5) business days after the date of this Agreement. In the event the transaction with Investor is rejected by the Stockholders, this Agreement shall be deemed terminated.

          (b) During the period from the date hereof and continuing until the earlier of the Closing Date or the date of termination of this Agreement pursuant to Section 11 below, NRC shall not (i) offer, sell, contract to sell or otherwise issue or dispose of any NRC Shares or any other securities of NRC, (except that NRC may issue up to 1,000,000 NRC Shares pursuant to an offering under Regulation S at a price no less than $5.00 per NRC Share) nor any other securities that are convertible into or exchangeable for or that represent the right to receive NRC Shares or any other securities of NRC (other than pursuant to existing warrants, options and other convertible securities as set forth in the Form 10-K), or (ii) announce or effect any stock split, stock dividend, stock combination, reverse stock split, stock reclassification or reorganization with respect to NRC Shares or any other security of NRC.

                                       -7-

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     8. Information for Proxy Statement. Concurrently herewith, Investor shall provide information regarding its principals and affiliates to NRC and such other information as NRC shall reasonably request (consistent with applicable SEC disclosure requirements) so that NRC can include such information in its proxy statement (the information so provided being referred to as the "Investor Proxy Information").

     9. Conditions to the Obligations of the Investor. The Obligations of the Investor to consummate the transactions contemplated hereunder shall be subject to the satisfaction of each of the following conditions at or prior to the Closing, unless waived by the Investor in writing:

          (a) Representations and Warranties True. All of the representations and warranties of NRC contained in this Agreement shall be true and correct in all material respects on the Closing Date and NRC shall have delivered separate certificates to that effect at the Closing.

          (b) Performance. NRC shall have performed and complied in all material respects with all covenants and obligations under this Agreement which are required to be performed or complied with by NRC on or prior to the Closing Date.

          (c) Approvals, Permits, Etc. All consents, authorizations, approvals, exemptions, licenses or permits of, or registrations, qualifications, declarations or filings with, any governmental body or agency thereof that are required in connection with the sale and transfer of the Purchase Shares to the Investor pursuant to this Agreement and the consummation of the transactions contemplated hereby shall have been duly obtained or made in form and substance reasonably satisfactory to the Investor and its counsel and shall be effective at and as of the Closing Date. The foregoing shall include, without limitation, any filings required and the expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"). NRC and Investor agree as promptly as possible hereafter to file or cause to be filed, respectively, an acquired person's and acquiring person's notification and report form required by the HSR Act. NRC and Investor shall cooperate and use their best efforts to expedite such compliance. The best efforts of NRC and Investor shall include, but shall not be limited to, good faith response, in cooperation with each other, to all appropriate requests for information, documentary or otherwise, by any governmental agency pursuant to the HSR Act.

          (d) Delivery of Closing Documents. NRC shall have delivered to the Investor the documents referred to in Section 12(a) hereof, in form and substance reasonably satisfactory to Investor and its counsel.

          (e) Absence of Certain Events. No statute, rule or regulation shall have been enacted or promulgated which would make any of the transactions contemplated by this Agreement illegal or would otherwise prevent the consummation thereof. No order, decree, writ or injunction shall have been issued and shall remain in effect, by any court or governmental body or agency thereof which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby, and no action, suit or proceeding before any court or governmental body or

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agency thereof shall have been instituted by any person (or instituted or threatened by any governmental body or agency thereof), and no investigation by any governmental body or agency thereof shall have been commenced, with respect to the transactions contemplated hereby.

          (f) No Material Adverse Changes. Since the date hereof, no event shall have occurred which has resulted in a "Material Adverse Change" in the Company. For purposes hereof, a "Material Adverse Change" shall mean and be limited to changed circumstances which materially and adversely affect the financial condition, operations, assets and/or continued corporate viability of the Company and its subsidiaries and affiliates, taken as a whole. The Investor acknowledges that NRC experienced a loss from operations of approximately $5.7 million for the six-month period ended June 30, 1996, and that NRC may experience additional losses from operations for periods subsequent to June 30, 1996 and through the Closing of a magnitude approximating the losses experienced in the six-month period ended June 30, 1996, and the Investor agrees that losses experienced during such six-month period and losses experienced subsequent to June 30, 1996, to the extent that such losses do not materially exceed those experienced in such six-month period, will not, for purposes of this Section 9, be deemed to be a "Material Adverse Change".

     10. Conditions to the Obligations of NRC. The obligations of NRC to consummate the transactions contemplated hereunder shall be subject to the satisfaction of each of the following conditions at or prior to the Closing, unless waived by NRC in writing:

          (a) Representations and Warranties True. All of the representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects on the Closing Date and the Investor shall have delivered a certificate to that effect at the Closing.

          (b) Performance. The Investor shall have performed and complied in all material respects with all covenants and obligations under this Agreement which are required to be performed or complied with by it on or prior to the Closing Date.

          (c) Approvals, Permits, Etc. All consents, authorizations, approvals, exemptions, licenses or permits of, or registrations, qualifications, declarations or filings with, any governmental body or agency thereof that are required in connection with the sale and transfer of the Purchase Shares to the Investor pursuant to this Agreement and the consummation of the transactions contemplated hereby shall have been duly obtained or made in form and substance reasonably satisfactory to NRC and its counsel and shall be effective at and as of the Closing Date. The foregoing shall include, without limitation, any filings required and the expiration of any applicable waiting period under the HSR Act. NRC and Investor agree as promptly as possible hereafter to file or cause to be filed, respectively, an acquired person's and acquiring person's notification and report form required by the HSR Act. NRC and Investor shall cooperate and use their best efforts to expedite such compliance. The best efforts of NRC and Investor shall include, but shall not be limited to, good faith response, in cooperation with each other, to all appropriate requests for information, documentary or otherwise, by any governmental agency pursuant to the HSR Act.

          (d) Delivery of Closing Documents. NRC shall have received the documents referred to in Section 12(a) hereof in form and substance reasonably satisfactory to NRC and its counsel.

          (e) Absence of Certain Events. No statute, rule or regulation shall have been enacted or promulgated which would make any of the transactions contemplated by this Agreement illegal or would otherwise prevent the consummation thereof. No order, decree, writ or injunction shall have been issued and shall remain in effect, by any court or governmental body or agency thereof which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby, and no action, suit or proceeding before any court or governmental body or agency thereof shall have been instituted by any person (or instituted or threatened by any governmental body or agency thereof), and no investigation by any governmental body or agency thereof shall have been commenced, with respect to the transactions contemplated hereby.

          (f) Section 1 Payment. The payment to be made by the Investor pursuant to Section 1 shall have been made by the Investor to NRC.

     11  Termination.

          (a) Reasons for Termination. This Agreement may be terminated at any time prior to the Closing Date:

               (i) by the mutual written consent of the Investor and NRC;

               (ii) by either the Investor or NRC:

                    A. if any statute, rule or regulation has been enacted which would make any of the transactions contemplated by this Agreement illegal or would otherwise prevent the consummation thereof or if any court or governmental body or agency thereof shall have issued any writ or injunction, or taken any other action, restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and all appeals and means of appeal therefrom have been exhausted;

                    B. if the Closing shall not have occurred on or prior to January 15, 1997; provided, however, that the right to terminate this Agreement pursuant to this Section 11(a) shall not be available to any party whose breach of any representation or warranty or failure to perform or comply with any covenant or obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

               (iii) by the Investor, if any of the conditions specified in
Section 9 have not been met or waived prior to such time as such condition can no longer be satisfied; or

               (iv) by NRC, if any of the conditions specified in Section 10 shall not have been met or waived prior to such time as such condition can no longer be satisfied.

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          (b) Effect of Termination. In the event of termination of this
Agreement, this Agreement shall forthwith become null and void and there shall be no liability on the part of any party hereto or their respective officers or directors, except for Sections 13 (for any breach occurring prior to termination), 14 and 15 hereof, which shall remain in full force and effect, and except that nothing herein shall relieve any party hereto from liability for a breach of this Agreement prior to the termination hereof.

     12. Closing.

          (a) The provisions of this Section 12(a) shall govern the procedures whereby the Closing shall take place. NRC shall provide written notice to Investor of the date on which Stockholder Approval occurs. Such notice shall establish the time and place of the Closing (which shall be within five (5) business days after the later of Stockholder Approval or expiration of the notice period under the HSR Act) at which the following deliveries shall be made by the parties, all of which shall be effected in a manner consistent with the requirements of Regulation S:

               (1) NRC. NRC shall make the following deliveries to Investor at or before the Closing:

                   (A) Evidence reasonably satisfactory to Investor and its
                       counsel that Stockholder Approval has been obtained;

                   (B) An original executed and issued stock certificate
                       registered in the name of Investor and representing the Purchase Shares, which shall contain the legend set forth in Exhibit A hereto;

                   (C) A Secretary's certificate certifying resolutions of the
                       Board of Directors of NRC which, among other things, approve the execution and delivery of this Agreement, the actions required under Section 7 hereof and the carrying out of the transactions contemplated hereby;

                   (D) The opinion of Spitzer & Feldman P.C., counsel to NRC, in the form annexed hereto as Exhibit C.

                   (E) A certificate from an officer of NRC certifying as of the
                       Closing Date to the correctness in all material respects of NRC's representations and warranties contained in this Agreement.

               (2) Investor. Investor shall:

                   (A) pay the Purchase Price to NRC, as set forth in Section 1 above.

                   (B) deliver to NRC (i) a secretary's certificate certifying the resolutions of the board of directors of Investor which, among other things approve the execution and delivery of this Agreement and the carrying out of the transactions contemplated hereby and (ii) a certificate from an officer of Investor certifying as of the Closing Date to the correctness in all material respects of Investor's representations and warranties contained in this Agreement.

          (b) NRC hereby covenants and agrees to reserve, out of its authorized, but unissued share capital, a total of 2,000,000 NRC Shares for issuance at Closing, provided that such covenant shall lapse if the Stockholder Approval is not given by the Stockholders or if NRC or Investor terminates this Agreement pursuant to Section 11 above.

     13. Indemnity; Survival.

          (a) NRC hereby agrees to indemnify, defend, save and hold Investor harmless from and against any and all damage, liability, loss, expense, assessment, judgment or deficiency of any nature whatsoever (including, without limitation, reasonable attorneys' fees, other costs and expenses incident to any suit, action or proceeding) (collectively, "Losses") incurred or sustained by Investor which arise out of or result from any breach of any representation, warranty or covenant of NRC contained herein; provided however, that the indemnity with respect to any representation and warranty shall terminate as of the first date, if any, on which such representation or warranty ceases to survive pursuant to subsection (d) hereof. Notwithstanding the above, the Company shall have no liability hereunder regarding any matter as to which Investor, its designated directors of the Company or Investor's principals and/or representatives have actual knowledge.

          (b) Investor hereby agrees to indemnify, defend, save and hold NRC harmless from and against any and all Losses incurred or sustained by NRC which arise out of or result from any breach of any representation, warranty or covenant of Investor contained herein; provided, however, that the indemnity with respect to any representation and warranty shall terminate as of the first date, if any, on which such representation or warranty ceases to survive pursuant to subsection (d) hereof.

          (c)(i) Promptly after the assertion of any claim or the commencement of any action or proceeding with respect to any Loss for which indemnity is provided pursuant to this Section, the party seeking such indemnification shall notify the indemnifying party of such assertion or proceeding; provided, however, that the failure promptly to give such notice shall not affect any indemnified party's rights hereunder except to the extent that such failure shall adversely affect any indemnifying party or its rights hereunder in any material respect. The indemnified party shall advise the indemnifying party of all material facts relating to such assertion within the knowledge of the indemnified party, and shall afford the indemnifying party the opportunity, at the indemnifying party's sole cost and expense, to defend against such claims for liability. In any such action or proceeding, the indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at its own expense unless (A) the indemnifying party and the indemnified party mutually agree to the retention of such counsel or (B) the named parties to any such suit, action, or proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party, and, in the reasonable judgment of the indemnified party, representation of the indemnifying party and the indemnified party by the same counsel would be inadvisable due to actual or potential differing or conflicting interests between them.

          (ii) The indemnified party shall have the right to settle or compromise any claim or liability subject to indemnification under this Section, and to be indemnified from and against all Losses resulting therefrom, unless the indemnifying party, within twenty (20) calendar days after receiving notice of the claim or liability in accordance with (i) above notifies the indemnified party that it intends to defend against such claim or liability and undertakes such defense.

          (iii) Except as otherwise provided in (ii) above, an indemnifying party shall not be liable under this Section for any settlement effected without its consent (which shall not be unreasonably withheld or delayed) of any claim or liability or proceeding for which indemnity may be sought hereunder. The indemnifying party may settle any claim without the consent of the indemnified party provided that such settlement or release does not require any payment by, or impose any liability or obligation on, the indemnified party or does not materially adversely affect the rights, duties or obligations of the indemnified party hereunder or otherwise.

          (d) The representations and warranties of the parties contained herein shall survive for one (1) year from the Closing Date. The expiration of any representation or warranty or indemnification provided herein shall not affect any claim thereon made by the giving of written notice by a party to the other in the manner provided in subsection (c) above prior to the date of such expiration. All covenants and agreements of the parties contained herein shall survive indefinitely, except as otherwise expressly provided herein.

     14. Public Announcements. The parties hereto agree to coordinate the release of public information relating to this Agreement and, except as otherwise required by applicable law, rule or regulation, will not release any information without the prior written consent of the other party hereto.

     15. Brokers and Finders. Investor and NRC each represents and warrants to the other that it has dealt with no broker or finder in connection with this transaction. This representation shall survive the closing hereunder.

     16. Assignability. Neither this Agreement nor any rights, obligations or claims hereunder may be assigned, except that after Stockholder Approval of this transaction and upon prior written notice to NRC, the Investor shall have the right to assign this Agreement and the rights, obligations and claims hereunder to Jean-Raymond Boulle, or to any entity controlled by Mr. Boulle, provided that Mr. Boulle thereafter continues to remain in control of such entity (the terms "controlled" and "control" shall have the meanings ascribed to them in Rule 12b-2 promulgated by the SEC under the 1934 Act). Any partial assignment of this Agreement and the rights, obligations and claims hereunder in conjunction with the transfer of some, but not all of the Purchase Shares, shall not affect NRC's obligation under Section 1 of the Registration Rights Provisions which shall be to effect no more than two (2) registrations in the aggregate for all then-owned shares of NRC owned by Investor (including, all NRC Shares acquired under the April 15 Agreements) and such assignees collectively at the demand of Investor.

     17. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of New York without regard to the conflicts-of-laws principles thereof. Each of the parties hereby irrevocably (a) submits to the exclusive jurisdiction of, and agrees that any action, suit or other proceeding at law, in equity or otherwise, shall only be brought in the Supreme Court, New York County, or Federal District Court for the Southern District of New York, for the purpose of any such suit, action or other proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Action"); (b) waives, to the extent not prohibited by applicable law, rule or regulation, and agrees not to assert, by way of motion, as a defense or otherwise, in any such Action, any claim that any such person is not subject personally to the jurisdiction of the aforementioned courts, that its property is exempt or immune from attachment or execution, that any such action brought in the aforementioned court is brought in an inconvenient forum, that the venue of any such action brought in the aforementioned court is improper, or that this Agreement, or the transactions contemplated hereby cannot be enforced in or by such court, and (c) consents to service of process in any such Action by recognized international courier service. Nothing herein shall affect the right to serve process in any other manner permitted by law.

     18. Entire Agreement. This Agreement embodies the entire understanding and agreement of the parties hereto in relation to the subject matter hereof, and no promise, condition, representation or warranty, express or implied, not herein set forth shall bind any party hereto. None of the terms and conditions of this Agreement may be changed, modified, waived or canceled orally or otherwise except by a writing signed by the parties hereto, specifying such change, modification, waiver or cancellation. A waiver at any time of compliance with any of the terms and conditions of this Agreement shall not be considered a modification, cancellation or waiver of such terms and conditions of any preceding or succeeding breach thereof unless expressly so stated.

     19. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     20. Notices. Any notice or other communication required or desired to be given shall be in writing and shall be sent by facsimile with confirming copy by recognized international courier service. Each such notice shall be deemed given upon delivery by such courier service to the following respective addresses, which any party may change as to such party upon ten (10) days' notice to the other party:

          To NRC:         8150 Washington Village Drive
                          Dayton, Ohio 45458
                          Facsimile No.: (513) 435-7285

          With a copy to: Spitzer & Feldman P.C.
                          405 Park Avenue
                          New York, NY 10022-4405
                          Attn: Kenneth Gliedman, Esq.
                          Facsimile No.: (212) 838-7472

          To Investor:    Boulevard Royal 25B
                          L-2449
                          Luxembourg, Luxembourg
                          Attn: Ms. Martine Doyle
                          Facsimile No.: 011-352-222413

          With a copy to: Coudert Brothers
                          1114 Avenue of the Americas
                          New York, NY 10036-7703
                          Attn: James C. Colihan, Esq.
                          Facsimile No.: (212) 626-4120

     21. Further Assurances. At any time and from time to time after the execution and delivery hereof, the parties agree to cooperate with each other, to execute and deliver such other documents, instruments of transfer or assignment, and do all such further acts and things as may be reasonably required to carry out the transactions contemplated hereunder.

     22. Severability. The invalidity or unenforceability of any particular provision of this Agreement or portions hereof, shall not affect the other provisions or portions hereof, and this Agreement shall be construed in all respects as if any such invalid or unenforceable provisions or portions hereof were omitted.

     23. No Third Party Beneficiaries. Nothing in this Agreement will be construed as giving any person, firm, corporation or other entity, other than the parties hereto and their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

     24. Headings. The headings in this Agreement are included for convenience of reference only and shall not in any way affect the meaning or interpretation of this Agreement.

     25. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile, each facsimile being deemed an original hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        NORD RESOURCES CORPORATION

                                        By: /s/ Edgar Cruft

                                        MIL (INVESTMENTS) S.A.

                                        By: /s/ Ekkehart Kessel
                                                Administrator

                                        By: /s/ E. Van de Kelft
                                                Administrator

                                    EXHIBIT A
                                       TO
                        STOCK PURCHASE AND SALE AGREEMENT

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE: (I) HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED ("1933 ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION; AND (II) MAY NOT BE OFFERED, SOLD OR DELIVERED WITHIN THE UNITED STATES, OR TO OR FOR THE ACCOUNT OR BENEFIT OF ANY U.S. PERSON (AS DEFINED BELOW) WITHIN FORTY (40) DAYS AFTER THE DATE OF THIS CERTIFICATE, EXCEPT IN ACCORDANCE WITH REGULATION S PROMULGATED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE 1933 ACT ("REG S"). "U.S. PERSON" SHALL HAVE THE MEANING ASCRIBED TO IT IN REGULATION 902(O) UNDER REG S.

                 EXHIBIT B TO STOCK PURCHASE AND SALE AGREEMENT

                REGISTRATION AND "PIGGY-BACK" REGISTRATION RIGHTS

     ALL DEFINED TERMS USED HEREIN WHICH ARE NOT OTHERWISE DEFINED SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE STOCK PURCHASE AND SALE AGREEMENT TO WHICH THIS EXHIBIT IS ATTACHED.

     1. Demand Registration. (a) Subject to Section 1(b) and Section 3 below, at any time after the date hereof if at the time Investor (or the successors and permitted assigns of Investor, who for purposes of this Exhibit B shall be deemed to be included within the term "Investor") shall hold of record collectively at least 500,000 shares of unregistered NRC Stock, Investor (or, if there are one or more permitted assignees of Investor, persons holding a majority, in the aggregate, of the Purchase Shares and NRC Shares acquired by Investor under the April 15 Agreements) shall have the right to cause NRC to effect a registration under the 1933 Act of such Purchase Shares and such NRC Shares for an underwritten public offering of all or part of such Purchase Shares and such NRC Shares (the Purchase Shares and such NRC Shares being (collectively referred to as "Registrable Securities") by delivering written notice of its demand to cause NRC to effect such a registration to NRC, specifying the number of shares of Registrable Securities to be included in such registration and the intended method of distribution thereof (the "Demand Registration Request"). NRC shall, as expeditiously as possible under the circumstances, use its best efforts to effect the registration under the 1933 Act and to effect any notification, registration or qualification under any applicable state securities law of the Registrable Securities which NRC has been so requested to register in the Demand Registration Request for disposition in accordance with the intended method of disposition stated in the Demand Registration Request (except that NRC shall not be obligated to list any of its securities on any additional stock exchange or register or comply with any laws, rules or regulations of any foreign government or agency) and all to the extent necessary to permit the sale or other disposition by Investor of Registrable Securities to be so registered in accordance with the method of distribution set forth in the Demand Registration Request.

          (b) The demand registration rights granted in Section 1(a) above shall only be exercised concurrently with, and not in addition to, the exercise by Investor of the demand registration rights granted to Investor by NRC pursuant to the April 15 Agreements. Notwithstanding anything to the contrary contained in this Exhibit B or in the April 15 Agreements (including Section 1(b)(i) of Exhibit C to each of the April 15 Agreements), Investor shall have the right to exercise its demand registration rights under this Section 1 (and under Section 1 of each of the April 15 Agreements) on two occasions in the aggregate, subject to the following limitations: (i) Investor must wait at least six (6) months between exercising its demand registration rights, and (ii) each Demand Registration Request by Investor must be for at least 25% of the shares of Common Stock then owned by Investor which were originally purchased pursuant to the April 15 Agreements or this Agreement in the aggregate.

          (c) Subject to Section 3 below, NRC may elect to include in any registration statement and offering made pursuant to this Section 1 authorized unissued NRC Shares or NRC Shares held by NRC as treasury shares; provided, that such NRC Shares shall be permitted to be included in such registration only to the extent that it is pursuant to and subject to the terms of the underwriting agreement or arrangements entered into by the Investor exercising the demand registration rights granted under this Section 1.

     2. "Piggy-Back" Registrations. If at any time NRC proposes to register any of its equity securities under the 1933 Act on a registration statement for purposes of a sale by NRC of such equity securities for its own account, whether in connection with a public offering by NRC, a public offering by stockholders, or both, including, without limitation, by means of any shelf registration pursuant to Rule 415 under the 1933 Act or any similar rule or regulation (other than a registration on Form S-8 or any successor or similar form then in effect and other than a registration pursuant to Section 1 hereof), each such time NRC shall give prompt written notice (the "NRC Notice") of its intention so to do to Investor if Investor holds of record any Registrable Securities. Subject to
Section 3, upon the written request of Investor given within fifteen (15) days of the receipt of any such NRC Notice (which request shall specify the Registrable Securities held of record intended to be disposed of by Investor and the intended method of distribution thereof ("Investor's Notice")), NRC will use its best efforts to effect the registration under the 1933 Act, and to include in such registration statement the number of shares of Registrable Securities set forth in the Investor's Notice then owned by Investor, as well as to include such Registrable Securities in any notifications, registrations or qualifications under any state securities laws which shall be made or obtained with respect to the equity securities being registered by NRC, in each case to the extent necessary to permit the sale or other disposition of the Registrable Securities to be so registered in accordance with the method of distribution set forth in the Investor's Notice. Investor shall have the right to withdraw a request to include Registrable Securities in any registration statement to be filed pursuant to this Section 2 by giving written notice to NRC of its election to withdraw such request at least ten (10) days prior to the proposed filing date of such registration statement.

     3. Allocation of Securities Included in Registration Statement. If the managing underwriter for any offering pursuant to Section 1 or Section 2 above shall advise NRC and Investor in writing that the inclusion in any registration effected pursuant to Section 1 or Section 2 of some or all of the Registrable Securities, NRC Shares or NRC equity securities sought to be registered pursuant thereto creates a substantial risk that the proceeds or the price per unit NRC or Investor will derive from such registration will be reduced or that the number of securities to be registered (including NRC Shares, NRC equity securities and the Registrable Securities sought to be registered) is too large a number to be reasonably sold, NRC will include NRC Shares, or NRC equity securities, or Registrable Securities, as the case may be, in such registration to the extent which NRC is so advised can be sold in such offering based on the following priorities:

          (a) if such registration is pursuant to Section 1 above, a first priority shall be given to the Registrable Securities held by Investor; a second priority shall be given to NRC Shares sought to be registered by NRC; and a third priority shall be given to any other equity securities as to which NRC may in the future grant registration rights; or

          (b) if such registration is pursuant to Section 2 above, a first priority shall be given to NRC Shares sought to be registered by NRC; a second priority shall be given to the Registrable Securities held by Investor requested to be included in such registration; and a third priority shall be given to any other equity securities as to which NRC may in the future grant registration rights.

     4. Indemnification.

          (a) In the event NRC effects any registration under the 1933 Act of any Registrable Securities pursuant to this Exhibit B, NRC shall indemnify, to the extent permitted by law, and hold harmless Investor and any underwriter, any officer, director, employee or agent of Investor or underwriter, and each other person, if any, who controls Investor or underwriter within the meaning of
Section 15 of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, or actions in respect thereof ("Claims"), to which each such indemnified party becomes subject, under the 1933 Act or otherwise, insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or any amendment or supplement thereto or any document filed under a state securities or blue sky law (collectively, "Registration Documents") or insofar as such Claims arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in investigating or defending any such Claim; provided, however, that NRC shall not be liable to any such indemnified party in any such case to the extent such Claim arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in any Registration Document in reliance upon and in conformity with written information furnished to NRC by or on behalf of such indemnified party specifically for use in such Registration Document.

          (b) In connection with any registration statement in which Investor is participating pursuant to this Exhibit B, Investor shall indemnify, to the extent permitted by law, and hold harmless NRC, each of its directors, each of its officers who have signed the registration statement, each other person, if any, who controls NRC within the meaning of Section 15 of the 1933 Act, and each underwriter, and each other person, if any, who controls the underwriter within the meaning of Section 15 of the 1933 Act, against any Claims to which each such indemnified party may become subject under the 1933 Act or otherwise, insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Document, or insofar as any Claims arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in investigating or defending any such claim; provided, however, that such indemnification or reimbursement shall be payable only if, and to the extent that, any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Document in reliance upon and in conformity with written information furnished to NRC by the Investor specifically for use in such Registration Document and, provided further, that such indemnification or reimbursement shall not apply if any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in such written information as a result of NRC's failure or refusal to address any comments made by Investor under Section 5(a).

          (c) Any person entitled to indemnification under Sections 4(a) or 4(b) above shall notify promptly the indemnifying party in writing of the commencement of any Claim if a claim for indemnification in respect thereof is to be made against an indemnifying party under this Section 4, but the omission of such notice shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under Section 4(a) or 4(b), except to the extent that such failure shall adversely affect any indemnifying party or its rights hereunder. In case any action is brought against the indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it chooses, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; and, after notice from the indemnifying party to the indemnified party that it so chooses, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the Claim within twenty (20) days after receiving notice from the indemnified party that the indemnified party believes it has failed to do so; (ii) if the indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there are legal defenses available to the indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there are legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any reasonable expenses therefor; provided, that no indemnifying party shall be subject to any liability for any settlement of a Claim made without its consent (which may not be unreasonably withheld, delayed or conditioned). If the indemnifying party assumes the defense of any Claim hereunder, such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party (which consent may not be unreasonably withheld, delayed or conditioned).

          (d) If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless, an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other from such offering of securities. If, however, the allocation provided in the immediately preceding sentence is not permitted by applicable law, or if the indemnified party failed to give the notice required by Section 4 (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. Notwithstanding the foregoing, the Investor and any controlling person thereof, if any, shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by it and distributed to the public were offered to the public exceeds the amount of any damages which the Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) The provisions of this Section 4 shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

     5. NRC Requirements With Respect to Registration. If and whenever NRC is required by the provisions hereof to use its best efforts to register any Registrable Securities under the 1933 Act, NRC shall, as expeditiously as possible under the circumstances:

          (a) Prepare and file with the SEC a registration statement and any amendments or supplements thereto with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective; provided, however, that before filing with the SEC a registration statement or a prospectus or any amendments or supplements thereto, NRC will (i) furnish to counsel selected by Investor copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel (if the Registrable Securities to be included in a registration statement are to be included pursuant to Section 2 above, such counsel shall provide its comments, if any, within three (3) days after receipt of such documents and such comments may or may not be addressed by NRC in its sole and absolute discretion and the failure by counsel to timely deliver comments shall be deemed to mean that counsel has no comments), and (ii) notify Investor of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement current and to comply with the provisions of the 1933 Act, and any regulations promulgated thereunder, with respect to the sale or disposition of all Registrable Securities covered by the registration statement required to effect the distribution of the securities, including any period then permitted under Rule 415 promulgated by the SEC pursuant to the 1933 Act, but in no event shall NRC be required to do so for a period of more than two (2) years following the effective date of the registration statement (not including any period in which sales of Registrable Securities cannot be made thereunder).

          (c) Promptly notify the Investor of the effectiveness of such registration statement.

          (d) Furnish to the Investor copies (in reasonable quantities) of such registration statement and each amendment and supplement thereto; summary, preliminary, final, amended or supplemented prospectuses, in conformity with the requirements of the 1933 Act and any regulations promulgated thereunder; and other documents as reasonably may be requested by Investor in order to facilitate the disposition of the securities, but only while NRC is required under the provisions hereof to keep the registration statement current.

          (e) Use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions of the United States as the Investor shall reasonably request, and do any and all other acts and things which may be reasonably requested to enable Investor to consummate the disposition of the Registrable Securities in such jurisdictions.

          (f) Use its best efforts to cause such securities to be registered to be listed on each securities exchange on which similar securities issued by NRC are then listed.

          (g) Enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as Investor or the underwriters retained by Investor, if any, reasonably request in order to expedite or facilitate the disposition of such securities to be registered, including customary indemnification.

          (h) Notify Investor at any time when a prospectus relating to any such Registrable Securities covered by such registration statement is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly prepare and furnish to Investor a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (i) As soon as practicable after the effective date of the registration statement, and in any event within eighteen (18) months thereafter, make generally available to Investor an earnings statement (which need not be audited) covering a period of at least twelve (12) consecutive months beginning after the effective date of the registration statement which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act, including, at NRC's option, Rule 158 thereunder. To the extent that NRC files such information with the SEC in satisfaction of the foregoing, NRC need not deliver the above referenced earnings statement to Investor.

          (j) Upon request, deliver promptly to counsel of Investor copies of all correspondence between the SEC and NRC, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement and permit Investor to do such investigation at Investor's sole cost and expense, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary. Investor agrees that it will use its best efforts not to interfere unreasonably with NRC's business when conducting any such investigation.

          (k) Provide a transfer agent and registrar located in the United States for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement.

          (l) Pay all Registration Expenses incurred in connection with a registration of Registrable Securities requested pursuant to this Exhibit B, whether or not such registration statement shall become effective; provided that Investor shall pay all underwriting discounts, commissions and transfer taxes, if any, relating to the sale or disposition of Investor's Registrable Securities pursuant to a registration statement requested pursuant to Section 1 above. As used herein, "Registration Expenses" means any and all reasonable and customary expenses incident to performance of or compliance with the registration rights set forth herein, including, without limitation, (i) all SEC and stock exchange registration and filing fees, (ii) all fees and expenses of complying with state securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities but no other expenses of the underwriters or their counsel), (iii) all printing, messenger and delivery expenses, and (iv) the reasonable fees and disbursements of counsel for NRC and NRC's independent public accountants.

     6. Specific Performance. NRC acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of Section 1 through
Section 5 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in Section 1 through Section 5 may be specifically enforced.

     7. Relation to Agreement. This Exhibit B shall be deemed to constitute a part of the Agreement for all purposes, all of the provisions of which shall be applicable with respect to this Exhibit B.

                                                                       Exhibit C

                                                    November___, 1996

MIL (Investments) S.A.
Boulevard Royal 25B
L-2449
Luxembourg, Luxembourg

Ladies and Gentlemen:

     We have acted as counsel to Nord Resources Corporation (the "Company") in connection with its issuance of 2,000,000 Shares ("Purchase Shares") of common stock, $.01 par value ("Common Stock") to you ("Investor") pursuant to a Stock Purchase and Sale Agreement dated October ___, 1996 ("Agreement") in a private placement under Regulation S ("Regulation S") promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended. As counsel, we have reviewed the Agreement.

     We have also reviewed the Articles of Incorporation and Bylaws of the Company together with all amendments thereto. In addition, we have examined the originals, or certified or conformed copies of resolutions of the Board of Directors of the Company and such other documents, records, agreements and instruments and have made such inquiry into the affairs of the Company as we have deemed necessary or appropriate as a basis for the opinions expressed below.

     In rendering the opinions expressed below, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. With respect to certain matters of fact material to our opinion, we have relied upon representations and certificates of officers of the Company and on certificates of public officials.

     Based on the foregoing, we are of the opinion that:

          (1) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware;

MIL (Investments), S.A                                          November  , 1996
                                                                Page 2

          (2) The Company's execution and delivery of the Agreement, and the issuance and sale of the Purchase Shares, have been duly authorized by all necessary corporate action on the part of the Company.

          (3) The Company's execution and delivery of the Agreement, and the issuance and sale of the Purchase Shares, was approved by the Board of Directors of the Company on October 2, 1996.

          (4) The Agreement has been duly executed and delivered by NRC and is the legal, valid and binding obligation of NRC enforceable in accordance with its terms, except that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting generally the enforcement of creditors' rights or other equitable principles regardless of whether such enforcement is considered in a proceeding in equity or at law. In addition, we express no opinion as to the availability of specific performance and other equitable remedies.

          (5) The Purchase Shares are validly issued, fully paid and non-assessable and the holders thereof will have no personal liability as such under the laws of the State of Delaware, which is the jurisdiction in which the Company is incorporated, or under the laws of the State of Ohio in which the principal place of business of the Company is located.

          (6) Based upon the representations of the Company and Investor as set forth in the Agreement, no registration under the Securities Act of 1933, as amended, is required for the issuance, sale and delivery by the Company of the Purchase Shares to Investor in reliance upon the exemption provided for in Regulation S, Rule 903.

     Our opinions are based on laws, regulations and written interpretation thereof in effect as of the date hereof, and we undertake no obligation to update our opinion or to advise you of subsequent changes of fact, laws, regulations or applicable interpretations.

     We are licensed to practice law only in the State of New York, and we express no opinion regarding any matter governed or purported to be governed by the laws of any jurisdiction other than the State of New York, the United States of America and the general corporate laws of the States of Delaware and Ohio.

     Leonard Lichter, a principal in our firm, is a director of the Company.

     This opinion is being rendered solely for Investor's benefit in connection with the transactions contemplated by the Agreement and may not be relied upon by Investor in connection with any other transactions or distributed to any other person or entity without our prior written consent.

                                       Very truly yours,

MIL (Investments), S.A                                          November  , 1996
                                                                Page 3

                                       SPITZER & FELDMAN P.C.
KG:rm